OMB APPROVAL

OMB Number:	3235-0059
Expires:	February 28, 2006
Estimated average burden hours per response	12.75

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

FRIEDMAN INDUSTRIES, INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

FRIEDMAN INDUSTRIES, INCORPORATED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Friedman Industries, Incorporated:

      The Annual Meeting of Shareholders of Friedman Industries, Incorporated will be held in the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas, on September 9, 2004, at 11:00 a.m. (local time), for the following purposes:

(1) To elect a board of eight directors for the ensuing year.

(2) To transact such other business as may properly come before the meeting and any adjournment thereof.

      The Board of Directors has fixed the close of business on July 16, 2004, as the record date for the determination of shareholders entitled to receive this notice and to vote at the meeting.

      All shareholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

BEN HARPER
Secretary

July 29, 2004

Houston, Texas

IMPORTANT

      Whether or not you expect to attend the meeting, please sign and date the enclosed proxy card and mail it in the enclosed envelope to assure representation of your shares. If you attend the meeting, you may vote either in person or by your proxy.

FRIEDMAN INDUSTRIES, INCORPORATED

PROXY STATEMENT

For Annual Meeting of Shareholders

To Be Held on September 9, 2004

       This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Friedman Industries, Incorporated (the “Company”), 4001 Homestead Road, Houston, Texas 77028 (telephone number 713-672-9433) to be used at the Annual Meeting of Shareholders to be held at 11:00 a.m. on Thursday, September 9, 2004 (the “Annual Meeting”), in the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas, for the purposes set forth in the foregoing notice of the meeting. Properly executed proxies received in time for the meeting will be voted as directed therein, unless revoked in the manner provided hereinafter. As to any matter for which no choice has been specified in a proxy, the shares represented thereby will be voted by the persons named in the proxy (i) for the election as director of the nominees listed herein and (ii) in the discretion of such persons, in connection with any other business that may properly come before the meeting. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked by the shareholder at any time before it is exercised pursuant to either the shareholder’s execution and return of a subsequent proxy or the shareholder’s voting in person at the Annual Meeting.

      At the close of business on July 16, 2004, there were 7,575,239 shares of Common Stock, $1.00 par value, of the Company (“Common Stock”) outstanding. Holders of record of the Common Stock on such date will be entitled to one vote per share on all matters to come before the Annual Meeting.

      The holders of a majority of the total shares of Common Stock issued and outstanding on the record date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The shares held by each shareholder who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the Annual Meeting.

      The Company’s Annual Report to Shareholders for the fiscal year ended March 31, 2004, including financial statements, is enclosed with this proxy statement. The Annual Report to Shareholders does not constitute a part of the proxy soliciting materials. This proxy statement is being mailed on or about July 29, 2004, to shareholders of record as of July 16, 2004.

ELECTION OF DIRECTORS

      The persons who are elected directors will hold office until the next Annual Meeting of Shareholders and until their successors are elected and shall qualify. The Board of Directors currently consists of eight members.

      It is intended that the persons appointed as proxies to act on behalf of shareholders in the enclosed proxy will vote for the election of the eight nominees named below. The management of the Company does not contemplate that any of such nominees will become unavailable to serve as a director. However, should any nominee be unable to serve as a director or become unavailable for any reason, proxies which do not withhold authority to vote for that nominee may be voted for another nominee to be selected by the Nominating Committee of the Board of Directors.

      The enclosed form of proxy provides a means for shareholders to vote for all of the nominees for director listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. Each director nominee receiving a plurality of votes cast will be elected director. The withholding of authority by a shareholder, abstentions and broker non-votes will be considered as not voted and will have no effect on the results of the election of those nominees.

      The following table sets forth the names of the nominees for election to the Board of Directors, the principal occupation or employment of each of the nominees, the period during which each nominee has served as a director of the Company and the age of each nominee:

	Principal Occupation and
	Business Experience for more	Director
Nominee	than the Last Five Years	Since	Age

Jack Friedman	Chairman of the Board and Chief Executive Officer of the Company	1965	83
Harold Friedman	Vice Chairman of the Board of the Company since 1995; formerly President and Chief Operating Officer of the Company since 1975	1965	74
William E. Crow	President and Chief Operating Officer of the Company; President of Texas Tubular Products Division since 1990; formerly Vice President of the Company since 1981	1998	57
Charles W. Hall	Attorney, Fulbright & Jaworski L.L.P. (law firm), Houston, Texas	1974	74
Alan M. Rauch	President, Ener-Tex International Inc. (oilfield equipment sales), Houston, Texas	1980	69
Hershel M. Rich	Private investor and business consultant, Houston, Texas	1979	79
Kirk K. Weaver	Since June 2004, President, FXI Corporation (technology support services), Houston, Texas; formerly business advisor since 2002; formerly for more than five years, Chairman of the Board and Chief Executive Officer, LTI Technologies, Inc. (technical services), Houston, Texas	1981	59
Joe L. Williams	Since 2003, Managing Director, Accordia of Texas, Inc., Houston, Texas; formerly for more than five years, Chairman and Chief Executive Officer, Wisenberg Insurance + Risk Management (insurance and risk management), Houston, Texas	2000	58
(Continued on following page)

BOARD OF DIRECTORS

      The business and affairs of the Company is managed under the direction of the Board of Directors. In addition to regular Board meetings, the Board of Directors of the Company has established a program for the independent directors to meet at regularly scheduled executive sessions without management present as often as necessary, but not less than once in each fiscal year. Mr. Weaver shall be the presiding director for each executive session.

Director Qualifications

      As set forth in the Charter of the Nominating Committee, a copy of which is attached to this proxy statement as Appendix A, a majority of the members of the Board of Directors must qualify as independent directors in accordance with the applicable provisions of the Securities Exchange Act of 1934, and the rules promulgated thereunder, and the applicable rules of the American Stock Exchange. In addition, the nominating committee shall consider the following qualifications in assessing director candidates: (a) an understanding of business and financial affairs and the complexities of a business organization; (b) a record of competence and accomplishments through leadership in industry, education, the professions or government; (c) a genuine interest in representing all of the shareholders and the interest of the Company overall; (d) a willingness to maintain a committed relationship with the Company as a director; (e) a willingness and ability to spend the necessary time required to function effectively as a director; (f) a reputation for honesty and integrity; and (g) such other additional qualifications as the nominating committee may establish from time to time, taking into account the composition and expertise of the entire Board of Directors.

Identifying and Evaluating Nominees for Directors

      The nominating committee utilizes a variety of methods for identifying and evaluating nominees for director. The nominating committee assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the nominating committee will consider various potential candidates for director. Candidates may come to the attention of the nominating committee through current Board members, professional search firms, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the nominating committee, and may be considered at any point during the year. In evaluating such nominations, the nominating committee seeks to achieve a balance of knowledge, experience and capability on the Board.

Board of Directors Independence

      The Board of Directors has affirmatively determined that all members of the Board, with the exception of Messrs. J. Friedman, H. Friedman and Crow, are independent and have no material relationship with the Company that would interfere with the exercise of independent judgment.

Attendance at the Annual Meeting of Shareholders

      The Company’s Board of Directors holds a regular meeting in conjunction with the Annual Meeting of Shareholders. Therefore, the directors are encouraged to and generally attend the Company’s Annual Meeting of Shareholders. Seven of the eight directors attended the 2003 Annual Meeting of Shareholders.

Communications with the Board

      Shareholders may contact the Company’s directors, a committee of the Board of Directors, the Board of Directors’ independent directors as a group or the Board of Directors generally, by mailing the communication to Friedman Industries, Incorporated, Shareholder Communications, P.O. Box 21147, Houston, Texas 77226, to the attention of the Corporate Secretary. Communications that are intended specifically for the independent directors should be sent to the same address, to the attention of the Presiding Director of the Executive Sessions.

      Proposals submitted by shareholders for inclusion in the Company’s annual proxy statement will not be considered shareholder communications under this policy and should be handled in accordance with the rules and regulations promulgated from time to time by the Securities and Exchange Commission and the procedures described below in this proxy statement.

Director Compensation

      With the exception of directors who are employees of the Company, directors are paid $500 per quarter and receive annually 400 shares of Common Stock pursuant to the Company’s 2000 Non-Employee Director Stock Plan. In addition, the chairman of the audit committee and members of such committee receive $1,000 and $750, respectively, for each committee meeting attended. Directors who are employees of the Company receive no compensation for serving as director.

Board of Directors Affiliations

      Messrs. Harold Friedman and Jack Friedman are brothers. Mr. Hall is associated with Fulbright & Jaworski L.L.P., legal counsel for the Company. Mr. Williams is Managing Director of Accordia of Texas, Inc. which provides various insurance services to the Company.

Compensation Committee Interlocks and Insider Participation

      No member of the compensation and stock option committee of the Board of Directors of the Company was, during fiscal 2004, an officer or employee of the Company or its subsidiary, or was formerly an officer of the Company or its subsidiary, or had any relationships requiring disclosure by the Company under Item 404 of Regulation S-K.

      During fiscal 2004, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the compensation and stock option committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the compensation and stock option committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

Committees of the Board of Directors and Meeting Attendance

      During fiscal 2004, the Board met four times. Messrs. J. Friedman, H. Friedman, Crow and Weaver attended all of the meetings. Messrs. Hall, Rauch and Williams attended three of the meetings. Mr. Rich attended two of the meetings.

      The Board of Directors has an audit committee which currently consists of Messrs. Rauch, Weaver and Williams. Prior to March 2004, Mr. Hall served on the audit committee. The audit committee discusses with the independent accountants and management the Company’s financial statements and the scope of the audit examinations, reviews with the independent accountants the audit budget, receives and reviews the audit report submitted by the independent accountants, reviews with the independent accountants internal accounting and control procedures and engages the Company’s independent auditors. The audit committee’s responsibilities to the Board of Directors are further detailed in the Second Amended and Restated Charter of the Audit Committee which is attached to this proxy statement as Appendix B. The audit committee met four times in fiscal 2004, and Messrs. Rauch and Weaver attended all of the meetings. Mr. Hall attended three of the meetings. No meetings were held during fiscal 2004 after Mr. Williams joined the audit committee.

      The Board of Directors has a compensation and stock option committee composed of Messrs. Rauch, Rich and Williams. The compensation and stock option committee considers and recommends for approval by the Board of Directors adjustments to the compensation of the executive officers of the Company and the implementation of any compensation program. In addition, the compensation and stock option committee administers any stock option or stock plan of the Company pursuant to the terms of such plan. The compensation and stock option committee did not meet in fiscal 2004.

      The Board has a nominating committee composed of Messrs. Hall, Rauch, Rich, Weaver and Williams. Board of Directors nominees are proposed by the nominating committee. The nominating committee’s responsibilities to the Board of Directors are further detailed in the Charter of the Nominating Committee, which is not available on the Company’s website but is attached to this proxy statement as Appendix A. The nominating committee normally does not consider unsolicited director nominees put forth by shareholders because the need for a new director generally only occurs on limited occasions when a director position becomes open as a result of a decision to increase in the size of the Board or if a director retires or resigns. If and when such an event might occur, the Board of Directors believes that it is in the best interest of the Company to focus the Company’s resources on evaluating candidates at the appropriate time and who come to the Company through reputation or a relationship which initially validates the reasonableness of the person as a candidate or through professional search processes that do the same. The nominating committee met one time in fiscal 2004. Messrs. Hall, Rich, Weaver and Williams attended this meeting. Mr. Rauch did not attend this meeting.

      During the fiscal year ended March 31, 2004, no director attended fewer than 75% of all meetings of the Board of Directors and of any committee of which such director was a member, except Mr. Rich who attended three out of five meetings, including a meeting of the nominating committee.

Audit Committee Qualifications

      The Board has affirmatively determined that all members of the audit committee are independent in accordance with the applicable rules of the American Stock Exchange and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934. The Board also has determined that each of the members of the audit committee is able to read and understand fundamental financial statements and that Mr. Weaver meets the financial sophistication requirements set forth in the applicable rules of the American Stock Exchange. In addition, the Board has determined that certain members of the audit committee possess the attributes of an “audit committee financial expert,” as that term is defined in the rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002; however, no member acquired such attributes through the means required to meet such definition.

EXECUTIVE COMPENSATION

      The following table sets forth the aggregate amount of cash compensation paid by the Company for the three fiscal years ended March 31, 2004, 2003 and 2002 to each of the Company’s five most highly compensated executive officers, including the Chief Executive Officer (collectively, the “Named Executive Officers”).

Summary Compensation Table

				Long-Term
				Compensation
					All
		Annual Compensation		Securities	Other
				Underlying	Compen-
Name and		Salary	Bonus(1)	Options/SARS	sation(2)
Principal Position	Year	($)	($)	(#)	($)

Jack Friedman	2004	110,000	35,922		2,200
Chairman of the Board and Chief Executive Officer	2003	110,000	35,527		2,200
	2002	110,000	41,176		2,200
Harold Friedman	2004	106,700	35,922		2,200
Vice Chairman of the Board	2003	106,700	35,527		2,200
	2002	106,700	41,176		16,465 (3)
William E. Crow	2004	86,000	50,883		2,200
President and Chief Operating Officer	2003	86,000	50,290		2,200
	2002	80,750	58,763		2,200
Ben Harper	2004	77,750	43,403		2,200
Senior Vice President — Finance and	2003	77,750	42,908		2,200
Secretary/Treasurer	2002	73,063	49,970		2,200
Thomas Thompson	2004	77,750	43,403		2,200
Senior Vice President — Sales and Marketing	2003	77,750	42,908		2,200
	2002	73,063	49,970		2,200

(1)	Includes performance and Christmas bonuses both of which are paid at the discretion of the Board of Directors.

(2)	Reflects approximate payments made to the Company’s profit sharing plan for the benefit of each Named Executive Officer.

(3)	Includes $14,265 paid in 2002 as premiums under a life insurance policy covering the life of Harold Friedman. In July 2004, the Company surrendered this policy and received the cash value thereof.

      There were no option grants to the Named Executive Officers during the fiscal year ended March 31, 2004.

      The following chart summarizes certain information relating to options exercised by the Named Executive Officers during the fiscal year ended March 31, 2004 as well as the value of options held by the Named Executive Officers at March 31, 2004.

Aggregated Option/SAR Exercise in Fiscal 2004 and Value Table at

March 31, 2004

			Number of Securities	Value of Unexercised
	Shares		Underlying Unexercised	In-the-Money
	Acquired	Value	Options/SARs at	Options/SARs
	on	Realized	March 31, 2004	at March 31, 2004
Name	Exercise	($)	Exercisable	Exercisable(1)

Jack Friedman	—	—	—	—
Harold Friedman	—	—	—	—
William E. Crow	—	—	124,337	$70,767
Ben Harper	—	—	107,290	$85,740
Thomas Thompson	—	—	123,242	$87,974

(1)	Based on the closing price of the Common Stock on March 31, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

      Under the Securities Exchange Act of 1934 (the “Exchange Act”), the Company’s directors, executive officers and 10% shareholders must report to the Securities and Exchange Commission (the “Commission”) certain transactions involving Common Stock. Based solely on a review of the copies of the reports required pursuant to Section 16(a) of the Exchange Act that have been furnished to the Company and written representations that no other reports were required, the Company believes that these filing requirements have been satisfied for the fiscal year ended March 31, 2004, except that Mr. Rich inadvertently failed to timely file a report regarding shares sold by his spouse.

Report of the Compensation and Stock Option Committee of the Board of Directors

With Respect to Compensation of Executive Officers

      Historically, the profits of the Company have been a principal factor in determining the compensation of the Company’s executive officers. The Committee believes that the Company’s net profit constitutes a significant measure of the performance of the Company and should have a significant effect on executive officer compensation. Accordingly, each of the Company’s executive officers, including the Chief Executive Officer, receives a base salary that the Committee believes is modest in comparison to salaries received by persons holding similar offices with other publicly held companies, plus a quarterly cash bonus based on a percentage of the Company’s quarterly net income. During fiscal 2004, no increases in the executive officers’ base salaries or bonus percentages were made.

      The Committee also believes that it is important for the Company’s senior executive officers to have a significant equity interest in the Company in order to further align their interests with those of the Company’s shareholders and, therefore, compensation in the form of equity securities is appropriate. Accordingly, the Company maintains various stock option plans in which its executive officers, other than the Chief Executive Officer and Vice Chairman of the Board, and other key employees participate. Because the Chief Executive Officer and Vice Chairman already have significant equity interests in the Company, the Committee believes that their interests are already aligned with those of the Company’s shareholders, and, therefore, compensation solely in the form of cash, rather than cash and equity securities, is appropriate.

      Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a limitation on deductions that can be taken by a publicly held corporation for compensation paid to certain of its executive officers. Under Section 162(m), a deduction is denied for compensation paid in a tax year beginning on or after

January 1, 1994, to the Company’s executive officers to the extent that such compensation exceeds $1 million per individual. Stock option grants pursuant to the Company’s employee benefit plans may be exempt from the deduction limit if certain requirements are met.

      The Committee has considered the effect of Section 162(m) on the Company’s existing compensation program. Although certain grants of stock options to the Company’s executive officers may not be exempt from the Section 162(m) deduction limitation, the Committee believes that for the foreseeable future, the compensation received by its covered executives will be within the limits of deductibility.

Alan M. Rauch
Hershel M. Rich
Joe L. Williams

Audit Committee Report

      The Board of Directors has adopted an Audit Committee charter. All members of the Audit Committee of the Board of Directors are “independent” in accordance with Section 121(A) of the American Stock Exchange Constitution & Rules and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934.

      The Committee has reviewed and discussed with the Company’s management and Ernst & Young LLP (“E&Y”), the Company’s independent auditors, the audited financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004. The Committee has also discussed with the Company’s independent auditors the matters required to be discussed pursuant to SAS 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees), and SAS 90.

      The Committee has discussed the written disclosures and the letter from E&Y required by Independence Standards Board Standard No. 1 (titled, “Independence Discussions with Audit Committee”), and has discussed with E&Y its independence in connection with its audit of the Company’s most recent financial statements. The Committee has also considered whether the provision of non-audit services to the Company by E&Y is compatible with maintaining that firm’s independence.

      Based on the review and discussions referred to above, the Committee approved, ratified and confirmed the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004.

      The information in the foregoing four paragraphs shall not be deemed to be soliciting material, or be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Exchange Act or to liabilities under Section 18 of the Exchange Act nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates these paragraphs by reference.

Alan M. Rauch
Kirk K. Weaver
Joe L. Williams

Performance Graph

      The following graph compares the percentage change in the Company’s cumulative total shareholder return on the Common Stock with the total cumulative return on the American Stock Exchange Composite Index (“ACI”) and the Steel & Iron Index per Microsoft Network (“SII”) for each fiscal year indicated. The graph is based on the assumption that $100 is invested in the Common Stock of the Company, the ACI and the SII in March 1999 and that all dividends are reinvested.

Comparison of Five-Year Cumulative Return

	1999	2000	2001	2002	2003	2004

Friedman Industries, Incorporated	100.00	118.00	90.53	91.43	85.80	120.01
American Stock Exchange Composite Index	100.00	141.49	123.47	128.18	116.47	176.93
Steel & Iron Index per Microsoft Network	100.00	110.97	75.63	97.94	62.35	129

      The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulations 14A or 14C under the Exchange Act or to the liabilities of Section 18 under such Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information concerning the beneficial ownership of Common Stock by each director, nominee for director, Named Executive Officer and officers and directors as a group and persons who owned of record more than 5% of the Common Stock as of July 16, 2004:

	AMOUNT AND NATURE		PERCENTAGE
	OF BENEFICIAL		OF SHARES
NAME	OWNERSHIP(a)		OUTSTANDING

Jack Friedman	1,102,496		14.6%
P.O. Box 21147
Houston, Texas 77226
Harold Friedman	1,248,413		16.5%
P.O. Box 21147
Houston, Texas 77226
Dimensional Fund Advisors Inc.	485,286	(b)	6.4%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401
Charles W. Hall	6,548		*
Alan M. Rauch	2,020		*
Hershel M. Rich	58,957	(c)	*
Kirk K. Weaver	6,991		*
Joe L. Williams	1,700		*
William E. Crow	163,991	(d)	2.1%
Ben Harper	173,991	(d)	2.3%
Thomas Thompson	148,161	(c)(d)	1.9%
Officers and directors as a group (10 persons)	2,913,268	(c)(d)	36.7%

 *       Less than 1%.

(a)	Based upon information obtained from the officers, directors, director nominees and beneficial owners. Includes all shares beneficially owned according to the definition of “beneficial ownership” in the rules promulgated under the Exchange Act. Except as otherwise indicated, the indicated person has sole voting and investment power with respect to the shares. To the Company’s knowledge, the only other record owner of Common Stock having more than 5% of the voting power of such class of security is Cede & Co. The Company is informed that Cede & Co. is a nominee name for The Depository Trust Company, a stock clearing corporation. The shares of Common Stock held by Cede & Co. are believed to be held for the accounts of various brokerage firms, banks and other institutions, none of which, to the Company’s knowledge, owns beneficially more than 5% of the Common Stock except as described above.

(b)	The following information is based upon information contained in a Schedule 13G dated February 6, 2004, and otherwise received from the listed owner, Dimensional Fund Advisors Inc. (“Dimensional”). Dimensional is deemed to have beneficial ownership of 485,286 shares of the Company’s Common Stock as of December 31, 2003. Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (collectively referred to herein as the “Funds”). In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of the Company that are owned by the Funds and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. All of the shares of Common Stock described in the table are owned by the Funds, and Dimensional disclaims beneficial ownership of such securities.

(c)	Does not include 15,796 shares and 4,440 shares beneficially owned and voted by the spouses of Messrs. Rich and Thompson, respectively, as to which shares beneficial ownership is disclaimed.

(d)	Includes 124,337 shares, 107,290 shares and 123,242 shares for Messrs. Crow, Harper and Thompson, respectively, all of which are subject to issuance upon the exercise of stock options within 60 days after July 16, 2004.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

      E&Y served as the Company’s principal independent public accountants for fiscal year 2004. The audit committee typically engages the principal accountant for the audit of the Company’s financial statements during the latter part of the fiscal year to which such financial statements relate and, therefore, has not yet engaged a principal public accountant for such services at this time. Representatives of E&Y are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Regarding fiscal year 2004 and 2003, the Company retained E&Y to provide services and paid fees therefor as indicated in the following table:

	Fiscal Year

	2004	2003

Audit Fees	$78,200	$65,500
Audit Related Fees(1)	17,850	8,300
Tax Fees(2)	17,250	16,050
All Other Fees(3)	16,705	12,140

(1)	Includes primarily fees for quarterly reviews regarding quarterly reports on Form 10-Q as filed with the Commission.

(2)	Includes primarily fees for the preparation of the Company’s federal and state tax returns and related tax estimates.

(3)	Includes fees for professional services rendered with regard to tax LIFO inventory valuation.

      The audit committee has considered whether non-audit services provided by E&Y to the Company are compatible with maintaining E&Y’s independence.

      The audit committee has implemented pre-approval policies and procedures for all audit and non-audit services to be provided by the Company’s independent public accountants to the Company. The audit committee has authorized the Company, without any further approval on the part of the audit committee, to engage E&Y to provide the following permissible non-audit services to the Company during the fiscal year ended March 31, 2005:

Quarterly review of the Company’s interim financial statements and quarterly reports on Form 10-Q, provided that the cost of such services not exceed in the aggregate $20,000 per year.

Thereafter, with regard to (i) all permissible non-audit services not included in the preceding sentence and (ii) those services described in the preceding sentence which exceed the annual threshold amounts stated therein, to be provided to the Company during the fiscal year ended March 31, 2005, the audit committee has designated the Chairman of the audit committee to approve in advance the provision by the independent public accountants of such services. There were no services approved by the audit committee pursuant to the de minimus exception in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X during fiscal 2004.

PROPOSALS OF SHAREHOLDERS

      Proposals of shareholders intended to be included in the Company’s proxy statement and form of proxy for the 2005 Annual Meeting of Shareholders must be received at the Company’s principal executive offices at 4001 Homestead Road, Houston, Texas 77028 on or before March 31, 2005.

GENERAL

      Management knows of no other matter to be presented at the meeting. If any other matter should be presented upon which a vote may properly be taken, it is intended that shares represented by the proxies in the accompanying form will be voted with respect thereto in accordance with the best judgment of the person or persons voting such shares.

      The cost of solicitation of proxies in the accompanying form will be paid by the Company. In addition to solicitation by use of the mails, certain directors, officers and regular employees of the Company may solicit the return of proxies by telephone, facsimile or personal interviews.

APPENDIX A

FRIEDMAN INDUSTRIES, INCORPORATED

CHARTER OF THE NOMINATING COMMITTEE

      Friedman Industries, Incorporated (the “Company”) has established a Nominating Committee (the “Committee”). This Charter sets forth certain matters with respect to the Committee.

Structure and Qualifications

      The Committee shall consist of at least three directors appointed by the Board of Directors of the Company (the “Board”) and each member shall meet the definition of independence and all other requirements adopted from time to time by the Securities and Exchange Commission (“SEC”) or the American Stock Exchange (“AMEX”).

Meetings

      The Committee shall meet at least one time each year and otherwise as frequently and at such times as necessary to carry out its responsibilities.

Responsibilities

      The Board has delegated the following authority to the Committee:

1. The Committee shall work together with the Chairman of the Board and the Chief Executive Officer to identify and consider candidates to be nominated for election as directors. In connection therewith, the Committee shall consider that a majority of the members of the Board must qualify as independent as defined by AMEX. In addition, the Committee shall consider the following qualifications in assessing director candidates:

(a) An understanding of business and financial affairs and the complexities of a business organization;

(b) A record of competence and accomplishments through leadership in industry, education, the professions or government;

(c) A genuine interest in representing all of the shareholders and the interest of the Company overall;

(d) A willingness to maintain a committed relationship with the Company as a director;

(e) A willingness and ability to spend the necessary time required to function effectively as a director;

(f) A reputation for honesty and integrity; and

(g) Such other additional qualifications as the Committee may establish from time to time, taking into account the composition and expertise of the entire Board.

2. The Committee shall recommend to the Board (i) the nominees for directors to be elected at the Company’s annual meeting and (ii) individuals to be elected to fill any vacancies occurring on the Board from time to time.

3. The Committee shall review potential conflicts of interest of directors which might interfere with Board service.

4. The Committee shall make determinations, with the advice of legal counsel, concerning the “independence” of Board members for corporate governance purposes and to make other determinations as required under SEC and AMEX rules and regulations.

A-1

5. The Committee shall review the appropriateness of continued Board membership of a director who experiences a change in employment, board membership of another company or other relevant matter.

6. The Committee shall perform such other functions as required by law or SEC or AMEX requirements.

7. The Committee shall report to the Board at least annually and at the Board meeting immediately following each meeting of the Committee.

A-2

APPENDIX B

FRIEDMAN INDUSTRIES, INCORPORATED

SECOND AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

      Friedman Industries, Incorporated (the “Company”) has established an Audit Committee (the “Committee”). This Second Amended and Restated Audit Committee Charter (the “Charter”) sets forth certain matters with respect to the Committee.

I.	Structure and Qualifications

      The Committee shall consist of not less than three directors elected by the Board of Directors of the Company (the “Board”) and each member shall meet the definition of independent and all other requirements adopted from time to time by the Securities and Exchange Commission (“SEC”) or the American Stock Exchange.

II.	Compensation

      Fees for serving as a member of the Board or on any committee of the Board are the only compensation a Committee member may receive from the Company.

III.	Meetings

      The Committee shall meet at least once per fiscal quarter. The Committee shall meet periodically with management and representatives of the independent auditor in separate executive sessions in furtherance of its purposes.

IV.	Responsibilities

      The Board has delegated the following authority to the Committee:

1. The Committee shall have the sole authority to select, engage, evaluate, retain, and, when appropriate, terminate the independent auditor of the Company as well as approve all audit engagement fees and terms and all non-audit engagements with independent public accountants. The Committee shall consult with management regarding such engagements but shall not delegate these responsibilities thereto; provided, however, that, in addition to those permissible non-audit services pre-approved by the Committee, pre-approvals of further permissible non-audit services may be delegated to a single member of the Committee, provided such approvals are reviewed with the Committee at its next meeting. The Committee shall be directly responsible for the oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or related work and the independent auditor shall report directly to the Committee.

2. The Committee shall review with the independent auditor the planned scope of its examination and the results thereof.

3. The Committee shall review with the independent auditor any audit problems or difficulties and management’s response thereto, and, upon the request of the Committee, the independent auditor shall provide to the Committee copies of all written communications to Company management in any way related to such problems or difficulties.

4. The Committee shall review any financial reporting issues and practices, including changes in or adoption of accounting principles and disclosure practices having a material impact on the obligations or financial statements of the Company.

5. The Committee shall review filings made with the SEC as required by the SEC.

6. The Committee shall review disclosures made by the Company’s principal executive officer or officers and principal financial officer or officers regarding compliance with their certification obligations as required under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including: (a) the Company’s disclosure controls and procedures and evaluations thereof; and (b) internal controls for financial reporting and evaluations thereof.

7. The Committee shall review and discuss the annual and quarterly financial statements with management and the independent auditor prior to release to the public.

8. The Committee shall recommend whether the audited financial statements should be included in the Company’s annual reports.

9. The Committee shall obtain and review, at least annually, a formal written statement from the Company’s independent auditor delineating: (a) the independent auditor’s internal quality-control procedures; (b) any issues raised by the most recent quality-control review, or peer review, of the firm and the procedures or solutions used to address them; and (c) all relationships between the independent auditor and the Company.

10. The Committee shall inquire of management and the independent auditor to assure that the independent auditor has not engaged in any prohibited activities within the provisions of section 10A(g) of the Securities Exchange Act of 1934.

11. The Committee shall review and consider the independence of the independent auditor.

12. The Committee shall set hiring policies for employees or former employees of the independent auditor.

13. The Committee shall ensure that the lead audit partner of the independent auditor and that firm’s audit partner responsible for reviewing the audit are rotated at least every five years as required by the Sarbanes-Oxley Act of 2002.

14. The Committee shall establish procedures for: (a) the receipt, retention and treatment of complaints received from any third party by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

15. The Committee may obtain advice and assistance from outside legal, accounting or other advisors, as appropriate. Pursuant to approval of this Charter, no further requirement of Board approval for such engagements is required.

16. The Committee shall review and oversee any related party transactions between the Company and any of its directors or executive officers.

17. The Committee may hold such other conferences and conduct such other reviews with the independent auditor or with management as may be desired either by the Committee or the independent auditor.

18. The Committee shall report regularly to the Board and submit to the Board any recommendations the Committee may have from time to time.

19. The Committee shall review and reassess this Charter annually and conduct an annual review of the work of the Committee, including review of: (a) major issues regarding accounting principles and financial statement presentations; (b) analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, if any, on the financial statements of the Company; and (d) earnings press releases.

20. The Committee, from time to time, may adopt rules and make provisions as deemed appropriate for (a) the conduct of its meetings; (b) considering, acting upon and recording matters within its authority; and (c) making such reports to the Board as it may deem appropriate, giving due consideration to the Committee’s need to treat certain matters confidentially, provided only that such rules and provisions do not conflict with the articles of incorporation or the bylaws of the Company.

ANNUAL MEETING OF SHAREHOLDERS OF

FRIEDMAN INDUSTRIES, INCORPORATED

September 9, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê     Please detach along perforated line and mail in the envelope provided.      ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:			2.	In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournment thereof.
NOMINEES:
o J. Friedman o H. Friedman o W. Crow o C. Hall o A. Rauch o H. Rich o K. Weaver o J. Williams
☐	FOR ALL NOMINEES		For additional disclosure, please see the Notice of Annual Meeting of Shareholders and the Proxy Statement dated July 29, 2004 relating to such meeting, receipt of which is hereby acknowledged.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		Unless otherwise directed by the shareholder, this proxy will be voted for the director nominees listed above. Any proxy or proxies heretofore given by the undersigned are hereby revoked.
☐	FOR ALL EXCEPT (See instructions below)		Please sign below and return in the enclosed envelope.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

FRIEDMAN INDUSTRIES INCORPORATED

PROXY – ANNUAL MEETING OF SHAREHOLDERS – SEPTEMBER 9, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Friedman Industries, Incorporated (the “Company”) hereby appoints Jack Friedman and Harold Friedman, and each of them, proxies of the undersigned, with full power of substitution, to vote at the Annual Meeting of Shareholders of the Company to be held in the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas, on September 9, 2004, at 11:00 a.m. (local time), and at any adjournment thereof, the number of votes which the undersigned would be entitled to cast if personally present.

(Continued and to be signed on the reverse side)